UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report:	March 23, 2012
(Date of earliest event reported):	March 20, 2012

FULTON FINANCIAL CORPORATION
(Exact name of Registrant as specified in its Charter)

Pennsylvania	0-10587	23-2195389
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

P.O. Box 4887, One Penn Square Lancaster, Pennsylvania	17604
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:                             717-291-2411
Former name or former address, if changed since last Report:              N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement to communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 20, 2012, the Board of Directors (the “Board”) of Fulton Financial Corporation (“Fulton”), based on the recommendations of the Human Resources Committee (the “HR Committee”) of the Board, approved base salary increases for Fulton’s senior executive officers (the “Executives”) and approved awards for Fulton’s Executives under the Variable Compensation Plan (the “VCP”). The annual base salary for each of the Executives, effective April 1, 2012, and the Executives’ 2011 VCP payments are listed in the table below.

The HR Committee based its recommendations to the Board for the base salary increases on its assessment of the performance of each of the Executives and recommendations provided by Fulton’s outside compensation consultant. In making its recommendations to the Board for awards to the Executives under the VCP, the HR Committee confirmed that Fulton had achieved the designated return on equity threshold for 2011 when compared to a performance peer group selected by the HR Committee. The HR Committee also based its recommendations of individual awards under the VCP on its assessment of each of the Executives’ overall 2011 performance, each of the Executives’ performance in relation to specific performance factors established under the VCP and upon the recommendations provided by Fulton’s outside compensation consultant. The HR Committee determined that each of the Executives had achieved a level of performance in 2011 sufficient to qualify for an award under the VCP as listed below.

Executive	Title	Base Salary Effective April 1, 2012	2011 VCP Award Payments
R. Scott Smith, Jr.	Chairman and Chief Executive Officer	$900,000	$810,925
E. Philip Wenger	President and Chief Operating Officer	$625,000	$322,324
Charles J. Nugent	Senior Executive Vice President and Chief Financial Officer	$530,000	$331,926
James E. Shreiner	Senior Executive Vice President	$400,000	$228,498
Craig A. Roda	Senior Executive Vice President	$370,000	$225,947
Craig H. Hill	Senior Executive Vice President	$300,000	$170,619

Item 7.01 - Regulation FD Disclosure; Item 8.01 - Other Events

On March 20, 2012, Fulton announced that the Board declared a quarterly cash dividend of seven cents per share on its common stock payable on April 13, 2012 to shareholders of record as of April 2, 2012. This amount is a one cent per share increase over the six cents per share paid in January 2012.

The March 20, 2012 cash dividend press release is attached hereto as is Exhibit 99.1 and incorporated by reference. It is being furnished to the SEC and shall not be deemed to be "filed" for any purpose.

Item 9.01 - Financial Statements and Exhibits.

(d) Exhibits
Exhibit No.	Description
99.1	Fulton Financial Corporation Press Release dated March 20, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 23, 2012	Fulton Financial Corporation By: /s/ James E. Shreiner James E. Shreiner Senior Executive Vice President